EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADDED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Repro Med Systems, Inc. (the “Company”) on Form 10-Q (the “Report”) for the period ending May 31, 2016 as filed with the Securities and Exchange Commission, I, Karen Fisher, Principal Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in this report.

Date: June 30, 2016

/s/ Karen Fisher

Karen Fisher

Chief Financial Officer and Treasurer